                                                                     EXHIBIT 3.2


                           FIRST AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         OPTIKA MERGER SUBSIDIARY, INC.



     The undersigned Mark K. Ruport and Steven M. Johnson hereby certify that:

     ONE: They are duly elected and acting President and Secretary, respectively, of said corporation.

     TWO:   The Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on April 29, 1996.

     THREE: The Certificate of Incorporation of said corporation shall be amended to read in full as follows:


                                   ARTICLE I

     The name of this corporation is Optika Imaging Systems, Inc. (the "Corporation").

                                  ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is the Corporation Service Company, Inc.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     (A) This Corporation is authorized to issue two classes of stock, designated respectively "Preferred Stock" and "Common Stock." The total number of shares that this Corporation shall have authority to issue is Twenty-Eight Million Four Hundred Ninety-Two Thousand Two Hundred One (28,492,201) shares. The number of shares of Common Stock of this Corporation authorized to be issued is Twenty-Five Million (25,000,000), par value $0.001. The number of shares of Preferred Stock of this Corporation authorized to be issued is Three Million Four Hundred Ninety-Two Thousand Two Hundred One (3,492,201), par value $0.001, of which Two Hundred Ninety-Eight Thousand Eight Hundred Sixty-Four (298,864) shares have been designated Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock"), Seven Hundred Fifty-Two Thousand One Hundred Sixty (752,160) shares have been designated Series B Participating Convertible Preferred Stock (the "Series B Preferred Stock"), and Four Hundred Forty-One Thousand One Hundred Seventy-Seven (441,177) shares have been designated Series C Participating Convertible Preferred Stock (the "Series C Preferred Stock").

       (B)   Rights, Preferences, Privileges and Restrictions of Capital Stock.
             -----------------------------------------------------------------

SECTION I.   COMMON STOCK
             ------------

             4.11   Voting Rights.  Except as otherwise required by law or
                    -------------
expressly provided herein, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

             4.12   Dividend Rights.  Subject to the provisions of law and of
                    ---------------
these articles of incorporation, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined from time to time by the Board of Directors of the Corporation.

             4.13   Liquidation Rights.  In the event of any liquidation,
                    ------------------
dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding Preferred Stock now or hereafter authorized shall be entitled upon Liquidation, the holders of Common Stock shall be entitled to share ratably with the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in the remaining assets of the Corporation based upon the number of shares of Common Stock then held by such holders and the number (including any fraction) of shares of Common Stock into which the shares of Preferred Stock then held by such holders are convertible.

SECTION II.  SERIES A PREFERRED STOCK
             ------------------------

             4.2.1  Voting Rights.  Except as otherwise required by law or
                    -------------
expressly provided herein, each share of Series A Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible pursuant to the provisions hereof, assuming for this purpose only that shares of Series A Preferred Stock are convertible into fractional shares, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together and not as separate classes.

             4.2.2  Dividend Rights.  In the event any dividend or other
                    ---------------
distribution payable in cash or other property is declared on the Common Stock (other than dividends payable solely in shares of Common Stock), each holder of shares of Series A Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock then held by such holder are then convertible. Except as set forth in this Section 4.2.2, dividends shall be paid on the Series A Preferred Stock if, as and when declared by the Board of Directors of the Corporation and shall not be cumulative.

             4.2.3  Liquidation.
                    -----------

             (a) In the event of any Liquidation, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock, an amount equal to the Series A Liquidation Price per share


                                       2.

of Series A Preferred Stock held by such holder. If, upon any Liquidation, the assets of the Corporation available for distribution to the stockholders of the Corporation shall be insufficient to permit the payment in full to such stockholders of the aforesaid preferential amounts and the payment in full to the holders of Series B Preferred Stock and Series C Preferred Stock of the preferential amounts payable thereto pursuant to Sections 4.3.3 and 4.4.3. hereof, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding shall share ratably in such distribution of assets in proportion to the full preferential amount each such holder is otherwise entitled to receive.

             (b) After the payment or the setting aside for payment of the preferential amounts payable upon a Liquidation to the holders of Series A Preferred Stock hereunder and to the holders of Series B Preferred Stock and Series C Preferred Stock pursuant to Sections 4.3.3 and 4.4.3 hereof, all of the remaining assets of the Corporation, if any, shall be distributed to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based upon the number of shares of Common Stock then held by such holders and the number (including any fraction) of shares of Common Stock into which the shares of Preferred Stock then held by such holders are convertible (the "Series A Liquidation Participation Rights"). The Series A Liquidation Participation Rights set forth in this paragraph (b) shall terminate upon the closing of a Public Offering.

             (c) If any of the assets of the Corporation are to be distributed other than in cash under this Section 4.2.3 or for any other purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser's valuation.

             (d) A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a consolidation or merger following which the holders of a majority of the capital stock of the resulting or surviving entity, based on voting power in the election of directors, are persons or entities who were stockholders of the Corporation immediately prior to such consolidation or merger), or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a Liquidation, within the meaning of this Section 4.2.3, unless in any such particular event the holders of more than 80% of the then outstanding shares of Series A Preferred Stock, voting together as a single class, determine that such particular event shall not, for purposes of this Section 4.2.3, be deemed a Liquidation.

             4.2.4  Redemption.
                    ----------

             (a)    (i)    A holder of Series A Preferred Stock may elect to
require the Corporation to redeem, at any time on or after November 1, 1998, the number of shares of Series A Preferred Stock equal to such holder's First Redemption Number at a price per share equal to the Series A Liquidation Price by giving written notice to the Corporation of such election (a "First Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series A Liquidation Price, a number of shares of Series A Preferred Stock equal to such holder's First Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's First Election Notice (a "First Redemption Date"). The Corporation shall give prompt notice of any election to require the Corporation to redeem shares of Series A Preferred Stock to all other holders of Series A Preferred Stock within 5 days of receipt of any First Election Notice.

                   (ii) A holder of Series A Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 1999, the number of shares of Series A Preferred Stock equal to such holder's Second Redemption Number at a price per share equal to the Series A Liquidation Price by giving written notice to the Corporation of such election (a "Second Election



                                       3.

Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series A Liquidation Price, a number of shares of Series A Preferred Stock equal to such holder's Second Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Second Election Notice (a "Second Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series A Preferred Stock to all other holders of Series A Preferred Stock within 5 days of receipt of any Second Election Notice. For purposes of this paragraph (ii), if a Person acquires any shares of Series A Preferred Stock from a prior holder at any time after such prior holder's First Redemption Date but prior to such prior holder's Second Redemption Date, then such Person's First Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's First Redemption Date and a number of shares of Series A Preferred Stock equal to such prior holder's First Redemption Number shall be deemed to have been redeemed on such prior holder's First Redemption Date.

                (iii) A holder of Series A Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 2000, the number of shares of Series A Preferred Stock equal to such holder's Third Redemption Number at a price per share equal to the Series A Liquidation Price by giving written notice to the Corporation of such election (a "Third Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series A Liquidation Price, a number of shares of Series A Preferred Stock equal to such holder's Third Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Third Redemption Notice (a "Third Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series A Preferred Stock to all other holders of Series A Preferred Stock within 5 days of receipt of any Third Election Notice. For purposes of this paragraph (iii), if a Person acquires any shares of Series A Preferred Stock from a prior holder at any time after such prior holder's Second Redemption Date but prior to such prior holder's Third Redemption Date, then such Person's Second Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's Second Redemption Date and a number of shares of Series A Preferred Stock equal to such prior holder's Second Redemption Number shall be deemed to have been redeemed on such prior holder's Second Redemption Date.

                 (iv) The Corporation shall be obligated to redeem on the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be, from the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock making elections pursuant to Section 4.2.4(a), 4.3.4(a), or 4.4.4(a), respectively, the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock specified in elections pursuant to Sections 4.2.4(a), 4.3.4(a) and 4.4.4(a), respectively, received by the Corporation at least 30 days prior to the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be.

             (b) Not fewer than 20 days nor more than 35 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given to each holder of record of the Series A Preferred Stock to be redeemed on such date. The Redemption Notice shall state: (i) the number of shares of the Series A Preferred Stock being redeemed from each such holder on such Redemption Date;
(ii) the Redemption Date and the Series A Liquidation Price; and (iii) that the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

             (c) On or before each Redemption Date, each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Liquidation Price for such shares shall be payable in immediately available funds to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate



                                       4.

shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates representing Series A Preferred Stock which are not being redeemed to be issued and registered in the name of the person whose name appears as the owner on the surrendered certificates and deliver such certificates to such persons.

             (d) If the Redemption Notice shall have been duly given, and if on the Redemption Date the Series A Liquidation Price is either paid or made available for payment through the deposit arrangement specified in subsection
(e) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock shall not have been surrendered, the dividends with respect to such shares, if any, shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the Series A Liquidation Price upon surrender of their certificate or certificates therefor (and a certificate for the balance of such shares evidenced by such surrendered certificates which are not being redeemed).

             (e) On or prior to any Redemption Date, the Corporation shall deposit with any bank or trust company in Boston, Massachusetts or Denver, Colorado, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series A Liquidation Price of all shares of Series A Preferred Stock being redeemed on such Redemption Date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Series A Liquidation Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series A Liquidation Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Series A Liquidation Price only from the Corporation.

             (f) If the funds of the Corporation legally available therefor shall be insufficient to discharge such redemption requirement in full, funds to the extent legally available for such purpose shall be set aside in the place specified in the Redemption Notice. The maximum number of full shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that can be redeemed with such funds shall be redeemed from the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based on the aggregate Series A Liquidation Price, Series B Liquidation Price and Series C Liquidation Price, respectively, of the shares to be redeemed from such holders. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably as set forth above from the holders of such shares as funds legally available therefor become available and supplementary redemption notices containing information similar to the Redemption Notice shall be delivered to holders of Series A Preferred Stock. Such supplementary Redemption Notices shall specify supplementary Redemption Dates which shall be not less than 30 nor more than 60 days after the date of such notice.

             (g) The Corporation will not, and will not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series A Preferred Stock other than pursuant to the terms of this Section or pursuant to an offer made on the equivalent terms to all holders of Series A Preferred Stock at the time outstanding.

             (h) Once redeemed pursuant to the provisions of this Section 4.2.4, shares of Series A Preferred Stock shall be canceled and not subject to reissuance.

                                       5.

             (i) The Corporation shall give each holder of Series A Preferred Stock prompt notice of any election by a holder or holders of Series B Preferred Stock or Series C Preferred Stock to require the Corporation to redeem shares of Series B Preferred Stock or Series C Preferred Stock pursuant to Section 4.3.4 or 4.4.4 hereof, respectively, within 5 days of receipt of any such election.

             4.2.5  Conversion.  Series A Preferred Stock shall be convertible
                    ----------
into Common Stock, as follows:

             (a)    Right to Convert.  Each share of Series A Preferred Stock
                    ----------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the offices of the Corporation. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Series A Conversion Price in effect at the time of conversion into $1.505 (such amount to be adjusted proportionately after the date of the filing of these Amended and Restated Articles of Incorporation in the event shares of Series A Preferred Stock are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise)). The Series A Conversion Price per share of Series A Preferred Stock (the "Series A Conversion Price") initially in effect shall be $1.505. The initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

             (b)    Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock as provided in Section 4.2.5(a), he shall surrender the certificate or certificates therefor, duly endorsed, at the offices of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

             (c)    Automatic Conversion.  Each share of Series A Preferred
                    --------------------
Stock shall automatically be converted into shares of Common Stock at the Series A Conversion Price upon the closing of a Qualified Public Offering, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of shares of Series A Preferred Stock, the holder of such shares of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

             (d)    Fractional Shares.  No fractional shares of Common Stock
                    -----------------
shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price.

                                       6.

             (e)    Adjustment of Series A Conversion Price.  The Series A
                    ---------------------------------------
Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                 (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                (iii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series A Preferred Stock shall, if such event is not deemed a Liquidation for purposes of Section 4.2.3(d), after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred Stock into Common Stock. The provisions of this Section 4.2.5(e)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                 (iv) All calculations under this Section 4.2.5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

             (f)    Minimal Adjustments.  No adjustment in Series A Conversion
                    -------------------
Price need be made if such adjustment would result in a change in Series A Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in Series A Conversion Price.

             (g)    Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of Series A Conversion Price pursuant to this Section 4.2.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect for Series A Preferred Stock held, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.


                                       7.

             (h)    Notice of Record Date.  The Corporation will give written
                    ---------------------
notice to all holders of shares of Series A Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Liquidation or event specified in Section 4.2.5(e)(iii).

             (i)    Reservation of Stock Issuable Upon Conversion of Series A
                    ---------------------------------------------------------
Preferred Stock.  The Corporation shall at all times reserve and keep available
- ---------------
out of its effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

             (j)    Notices.  Any notice required by the provisions of this
                    -------
Section 4.2 to be given to the holder of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each such holder of record at his latest address appearing on the books of the Corporation.

             4.2.6  Protective Provision.  So long as any shares of Series A
                    --------------------
Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Series A Preferred Stock, materially and adversely alter or change the rights, preferences or privileges of the Series A Preferred Stock in a manner that is different from the manner in which the rights, preferences or privileges of the Series B Preferred Stock and Series C Preferred Stock are altered or changed.

SECTION III. SERIES B PREFERRED STOCK
             ------------------------

             4.3.1  Voting Rights.
                    -------------

             (a) Except as otherwise required by law or expressly provided herein, each share of Series B Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to the provisions hereof, assuming for this purpose only that shares of Series B Preferred Stock are convertible into fractional shares, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together and not as separate classes.

             (b) The holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled, voting together as a single class, to elect two directors of the Corporation at each annual election of directors by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class as hereinbefore described, shall be entitled to elect the remaining directors of the Corporation. In the case of a vacancy in the office of the director elected by the holders of the Series B Preferred Stock and Series C Preferred Stock, voting together as a single class as hereinbefore described, such vacancy may


                                       8.

be filled by the holders of a majority of the Series B Preferred Stock and Series C Preferred Stock at a special meeting of the holders of the Series B Preferred Stock and Series C Preferred Stock duly called for that purpose or pursuant to a written consent of such stockholders. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class as hereinbefore described, the remaining directors so elected by the class may, by the affirmative vote of a majority thereof (or the remaining director so elected if there be but one), elect a successor or successors to hold office of the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class of stock (with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Common Stock being treated as a single class (voting as hereinbefore described) and the Series B Preferred Stock and Series C Preferred Stock, together, being treated as another class (voting as hereinbefore described)) may be removed either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the class of stock who elected such director or directors, given either at a special meeting of such stockholders duly called for the purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at such meeting or pursuant to such written consent.

             4.3.2  Dividend Rights.  In the event any dividend or other
                    ---------------
distribution payable in cash or other property is declared on the Common Stock (other than dividends payable solely in shares of Common Stock), each holder of shares of Series B Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series B Preferred Stock then held by such holder are then convertible. Except as set forth in this Section 4.3.2, dividends shall be paid on the Series B Preferred Stock if, as and when declared by the Board of Directors of the Corporation and shall not be cumulative.

             4.3.3  Liquidation Rights.
                    ------------------

             (a) In the event of any Liquidation, each holder of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to the Series B Liquidation Price per share of Series B Preferred Stock held by such holder. If upon any Liquidation, the assets to be distributed to the stockholders of the Corporation shall be insufficient to permit the payment in full to such stockholders of the aforesaid preferential amounts and the payment in full of the preferential amounts payable to the holders of Series A Preferred Stock and the holders of Series C Preferred Stock pursuant to Sections 4.2.3 and 4.4.3 hereof, then all of the assets of the Corporation available for distribution to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be distributed to such holders ratably in proportion to the full preferential amount each such holder is otherwise entitled to receive.

             (b) After the payment or the setting aside for such payment of the preferential amounts payable upon a Liquidation to the holders of Series B Preferred Stock hereunder and to the holders of Series A Preferred Stock and Series C Preferred Stock pursuant to Sections 4.2.3 and 4.4.3 hereof, all of the remaining assets of the Corporation, if any, shall be distributed to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based upon the number of shares of Common Stock then held by such holders and the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held by such holders are then convertible (the "Series B Liquidation Participation Rights"). The Series B Liquidation Participation Rights set forth in this paragraph (b) shall terminate upon the closing of a Public Offering.


                                       9.

             (c) If any of the assets of the Corporation are to be distributed other than in cash under this Section 4.3.3 or for any other purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series B Preferred Stock of the appraiser's valuation.

             (d) For purposes of this Section 4.3.3, the merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall not be treated as a Liquidation.

             (e) Nothing contained in this Section 4.3.3 shall be deemed to prevent any holder of Series B Preferred Stock from exercising such holder's right of conversion pursuant to Section 4.3.5 hereof with respect to any share of Series B Preferred Stock at any time prior to the Liquidation, including the giving of any notice of such Liquidation.

             4.3.4  Redemption.
                    ----------

             (a)  (i)      Any holder of Series B Preferred Stock may elect to
require the Corporation to redeem, at any time on or after November 1, 1998, the number of shares of Series B Preferred Stock equal to such holder's First Redemption Number at a price per share equal to the Series B Liquidation Price by giving written notice to the Corporation of such election (a "First Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series B Liquidation Price, a number of shares of Series B Preferred Stock equal to such holder's First Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's First Election Notice (a "First Redemption Date"). The Corporation shall give prompt notice of any election to require the Corporation to redeem shares of Series B Preferred Stock to all holders of Series B Preferred Stock within 5 days of receipt of any First Election Notice.

                 (ii) A holder of Series B Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 1999, the number of shares of Series B Preferred Stock equal to such holder's Second Redemption Number at a price per share equal to the Series B Liquidation Price by giving written notice to the Corporation of such election (a "Second Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series B Liquidation Price, a number of shares of Series B Preferred Stock equal to such holder's Second Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Second Election Notice (a "Second Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series B Preferred Stock to all other holders of Series B Preferred Stock within 5 days of receipt of any Second Election Notice. For purposes of this paragraph (ii), if a Person acquires any shares of Series B Preferred Stock from a prior holder at any time after such prior holder's First Redemption Date but prior to such prior holder's Second Redemption Date, then such Person's First Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's First Redemption Date and a number of shares of Series B Preferred Stock equal to such prior holder's First Redemption Number shall be deemed to have been redeemed on such prior holder's First Redemption Date.

                (iii) A holder of Series B Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 2000, the number of shares of Series B

                                      10.

Preferred Stock equal to such holder's Third Redemption Number at a price per share equal to the Series B Liquidation Price by giving written notice to the Corporation of such election (a "Third Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series B Liquidation Price, a number of shares of Series B Preferred Stock equal to such holder's Third Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Third Redemption Notice (a "Third Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series B Preferred Stock to all other holders of Series B Preferred Stock within 5 days of receipt of any Third Election Notice. For purposes of this paragraph (iii), if a Person acquires any shares of Series B Preferred Stock from a prior holder at any time after such prior holder's Second Redemption Date but prior to such prior holder's Third Redemption Date, then such prior holder's Third Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's Second Redemption Date and a number of shares of Series B Preferred Stock equal to such Person's Second Redemption Number shall be deemed to have been redeemed on such prior holder's Second Redemption Date.

                 (iv) The Corporation shall be obligated to redeem on the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be, from the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock making elections pursuant to Section 4.2.4(a), 4.3.4(a) or 4.4.4(a), respectively, the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock specified in elections pursuant to Section 4.2.4(a), 4.3.4(a) and 4.4.4(a), respectively, received by the Corporation at least 30 days prior to the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be.

             (b) Not fewer than 20 days nor more than 35 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given to each holder of record of the Series B Preferred Stock to be redeemed on such date. The Redemption Notice shall state: (i) the number of shares of the Series B Preferred Stock being redeemed from each such holder on such Redemption Date;
(ii) the Redemption Date and the Series B Liquidation Price; and (iii) that the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

             (c) On or before each Redemption Date, each holder of shares of Series B Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Liquidation Price for such shares shall be payable in immediately available funds to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates representing Series B Preferred Stock which are not being redeemed to be issued and registered in the name of the person whose name appears as the owner on the surrendered certificates and deliver such certificates to such persons.

             (d) If the Redemption Notice shall have been duly given, and if on the Redemption Date the Series B Liquidation Price is either paid or made available for payment through the deposit arrangement specified in subsection
(e) below, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock shall not have been surrendered, the dividends with respect to such shares, if any, shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the Series B Liquidation Price upon surrender of their certificate or certificates therefor (and a certificate for the balance of such shares evidenced by such surrendered certificates which are not being redeemed).


                                      11.

             (e) On or prior to any Redemption Date, the Corporation shall deposit with any bank or trust company in Chicago, Illinois or Denver, Colorado, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series B Liquidation Price of all shares of Series B Preferred Stock being redeemed for redemption on such Redemption Date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Series B Liquidation Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series B Liquidation Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Series B Liquidation Price only from the Corporation.

             (f) If the funds of the Corporation legally available therefor shall be insufficient to discharge such redemption requirement in full, funds to the extent legally available for such purpose shall be set aside in the place specified in the Redemption Notice. The maximum number of full shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that can be redeemed with such funds shall be redeemed from the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based on the aggregate Series A Liquidation Price, Series B Liquidation Price and Series C Liquidation Price, respectively, of the shares to be redeemed from such holders. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock, shares of Series B Preferred Stock and shares of Series C Preferred Stock ratably as set forth above from the holders of such shares as funds legally available therefor become available and supplementary redemption notices containing information similar to the Redemption Notice shall be delivered to holders of Series B Preferred Stock. Such supplementary Redemption Notices shall specify supplementary Redemption Dates which shall be not less than 30 nor more than 60 days after the date of such notice.

             (g) The Corporation shall not, and shall not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series B Preferred Stock other than pursuant to the terms of this Section or pursuant to an offer made on the equivalent terms to all holders of Series B Preferred Stock at the time outstanding.

             (h)    In addition to the redemption rights set forth in paragraph
(a) of this Section 4.3.4, the holders of Series B Preferred Stock shall have the following redemption rights:

                  (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series B Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of shares of Series B Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series B Preferred Stock owned by such holder or holders at a price per share equal to the Series B Liquidation Price by giving written notice to the Corporation of such election prior to the later of (a) 30 days after receipt of the Corporation's notice and (b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series B Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to elect (by giving written notice to the Corporation) to require the Corporation to redeem, at a price per share


                                      12.

equal to the Series B Liquidation Price, all or any portion of the shares of Series B Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series B Preferred Stock specified therein on the later of (a) the occurrence of the Change in Ownership or (b) 90 days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Preferred Stock as of the date of the Series C Purchase Agreement and their Affiliates) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

                 (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series B Preferred Stock not more than 45 days nor less than 30 days prior to the consummation thereof (the "Initial Redemption Notice"). The holder or holders of the Series B Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series B Preferred Stock owned by such holder or holders at a price per share equal to the Series B Liquidation Price by giving written notice to the Corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 30 days after receipt of the Initial Redemption Notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series B Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until ten days after the receipt of such notice to elect (by written notice given to the Corporation) require the Corporation to redeem, at a price per share equal to the Series B Liquidation Price, all or any portion of the Series B Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series B Preferred Stock specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions and (b) any merger or consolidation to which the Corporation is a party, except for (i) a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors after such merger or (ii) a merger of the Corporation into a newly-formed corporation organized under the General Corporation Law of the State of Delaware that does not have any material liabilities or obligations in which the certificate of incorporation of the surviving corporation immediately after such merger is identical in all material respects to the Articles of Incorporation of the Corporation immediately prior to such merger and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to such merger shall own all of the surviving corporation's outstanding capital stock possessing voting power after such merger.

             (i) Nothing contained in this Section 4.3.4 shall be deemed to prevent any holder of Series B Preferred Stock from exercising such holder's right of conversion pursuant to Section 4.3.5 hereof with respect to any share of Series B Preferred Stock at any time prior to the redemption of shares of Series B Preferred Stock, including the giving of any notice of such redemption.

             (j) The Corporation shall give each holder of Series B Preferred Stock prompt notice of any election by a holder or holders of Series A Preferred Stock or Series C Preferred Stock to require the



                                      13.

Corporation to redeem shares of Series A Preferred Stock or Series C Preferred Stock pursuant to Sections 4.2.4 or 4.4.4 hereof, respectively, within 5 days of receipt of any such election.

             4.3.5  Conversion.
                    ----------

             (a)    Conversion Procedure.
                    --------------------

                  (i) Any holder of shares of Series B Preferred Stock may at any time convert all or any number of such shares held by such holder into a number of shares of Common Stock computed by multiplying the number of such shares to be converted by $3.9885 (such amount to be adjusted proportionately after the date of the filing of these Amended and Restated Articles of Incorporation in the event the shares of Series B Preferred Stock are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise)) and dividing the result by the Series B Conversion Price then in effect.

                 (ii) Each conversion of shares of Series B Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Series B Preferred Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subsection
(A) and (C) below), the Corporation will deliver to the converting holder:

                           (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (B) payment in an amount equal to all dividends, if any, owing pursuant to Section 4.3.2 or 4.3.6 hereof with respect to each share converted which have not been paid prior thereto plus the amount payable under subsection (vii) below with respect to such conversion; and

                           (C) a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                 (iv) If for any reason the Corporation is unable to pay any dividends owing pursuant to Section 4.3.2 or Section 4.3.6, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

                  (v) The issuance of certificates for shares of Common Stock upon conversion of shares of Series B Preferred Stock will be made without charge to the holders of such shares of Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series B Preferred Stock, the Corporation will take all such actions as are necessary in order



                                      14.

to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

                 (vi) The Corporation will not close its books against the transfer of shares of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock in any manner which interferes with the timely conversion of shares of Series B Preferred Stock.

                (vii) If any fractional interest in a share of Common Stock would, except for the provisions of this subsection (vii), be deliverable upon any conversion of shares of Series B Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion. "Market Price" of any security means the average of the closing
             ------------
prices of such security's sales on all recognized securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York local time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any recognized securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Price" will be the fair value thereof reasonably determined in good faith by a majority of the disinterested directors of the Board of Directors of the Corporation.

             (b)    Conversion Price.
                    ----------------

                  (i) The initial Series B Conversion Price for Series B Preferred Stock will be $3.9885. In order to prevent dilution of the conversion rights granted under this Section 4.3.5, the Series B Conversion Price will be subject to adjustment from time to time pursuant to this Section 4.3.5. Notwithstanding anything herein to the contrary, the Series B Conversion Price shall in no event be adjusted to greater than $3.9885 (such amount to be adjusted proportionately after the date of the filing of these Amended and Restated Articles of Incorporation in the event shares of Series B Preferred Stock are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise)).

                 (ii) If and whenever on or after the original date of issuance of shares of Series B Preferred Stock the Corporation issues or sells, or in accordance with Section 4.3.5(c) is deemed to have issued or sold, any share of its Common Stock for a consideration per share less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, or deemed issuance or sale, the Series B Conversion Price will be reduced, in order to increase the number of shares of Common Stock into which Series B Preferred Stock is convertible, to that price per share determined by multiplying the Series B Conversion Price in effect immediately prior to such issuance or sale, or deemed issuance or sale, by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or deemed issuance of such Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the shares of Preferred Stock outstanding immediately prior to the issuance or deemed issuance of such Common Stock, plus
(C) the number of shares of Common Stock then issuable upon conversion or exercise of the Convertible Securities (other than Preferred Stock) or Options (as such terms are hereinafter defined) outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (D) the number of shares of Common Stock which the aggregate consideration (if any) received by the Corporation for the total


                                      15.

number of such shares of Common Stock so issued or sold or deemed issued or sold would purchase at the Series B Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, and (y) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (B) the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (C) the number of shares of Common Stock then issuable upon conversion or exercise of the Convertible Securities (other than Preferred Stock) or Options (as such terms are hereinafter defined) outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (D) the number of such shares of Common Stock so issued or sold or deemed issued or sold; provided, however, that additional shares of Common Stock issued or sold (or deemed issued or sold) without consideration shall be deemed to have been issued or sold for $.001 per share.

             (c)    Effect on Series B Conversion Price of Certain Events.  For
                    -----------------------------------------------------
purposes of determining the adjusted Series B Conversion Price under Section 4.3.5(b), the following will be applicable:

                  (i)      Issuance of Options.  If the Corporation in any
                           -------------------
manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 (ii)      Issuance of Convertible Securities.  If the
                           ----------------------------------
Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Conversion Price had been or are to be made pursuant to


                                      16.

other provisions of this Section 4.3.5, no further adjustment of the Series B Conversion Price will be made by reason of such issue or sale.

                (iii)      Change in Option Price or Conversion Rate.  If the
                           -----------------------------------------
purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this Section 4.3.5, the Series B Conversion Price in effect at the time of such change will be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Series B Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of shares of Series B Preferred Stock (except no notice need be given and no delay in such adjustment shall occur if such adjustment is made pursuant to the terms of such Options or Convertible Securities upon their original issuance).

                 (iv)      Treatment of Expired Options and Unexercised
                           --------------------------------------------
Convertible Securities.  Upon the expiration of any Option or the termination of
- ----------------------
any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Conversion Price then in effect hereunder will be adjusted to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v)      Calculation of Consideration Received.  If any Common
                           -------------------------------------
Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be reasonably determined in good faith by the Board of Directors of the Corporation.

                 (vi)      Integrated Transactions.  In case any Option is
                           -----------------------
issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

                (vii)      Treasury Shares.  The number of shares of Common
                           ---------------
Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (viii)      Record Date.  If the Corporation takes a record of
                           -----------
the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or


                                      17.

Convertible Securities, then for purposes of this Section 4.3.5 such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (ix)   Certain Events.  If any event occurs of the type
                    --------------
contemplated by the provisions of this Section 4.3.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock or capital appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors of the Corporation shall make an appropriate adjustment in the Series B Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided that no such adjustment shall increase the Series B Conversion Price as otherwise determined pursuant to this Section 4.3.5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

             (x) Certain Exceptions. Anything herein to the contrary notwithstanding, no adjustment will be made to the Series B Conversion Price by reason of:

                    (i) the issuance of shares of Common Stock upon exercise of options outstanding on the date of filing of these Amended and Restated Articles of Incorporation;

                    (ii) the issuance of shares of Common Stock, or options or warrants to purchase shares of Common Stock, to employees, officers, directors or consultants of the Corporation, or any Subsidiary, pursuant to the Optika Imaging Systems, Inc. 1992 Stock Plan, the Optika Imaging Systems, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan, any successor, predecessor or amended plan or otherwise (including, without limitation, any options or warrants issued to employees, officers, directors or consultants of a corporation being merged with or into the Corporation, or any Subsidiary, which are assumed in connection with such merger), provided (A) that the issuance of such shares or options or warrants has been approved by a majority of the entire Board of Directors of the Corporation or by the members of a committee of the Board of Directors duly authorized by the Board of Directors to grant such options or warrants and (B) that the number of shares of Common Stock issued pursuant to this clause (ii) and the number of shares of Common Stock issuable upon exercise of such options or warrants issued pursuant to this clause (ii) does not exceed, in the aggregate, 2,790,000 (such number to be proportionately adjusted after the date of the filing of these Amended and Restated Articles of Incorporation in the event the Common Stock is subdivided (whether by stock split, stock dividend or otherwise) into a greater number or combined (whether by reverse stock split or otherwise) into a lesser number), net of options or warrants which expire or terminate, or are cancelled, prior to exercise without the payment of consideration, directly or indirectly, to the holder or holders thereof by or on behalf of the Corporation;

                    (iii) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock provided, however, that this subsection (iii) shall not be construed to preclude an adjustment to the Series B Conversion price upon the sale, issuance or deemed issuance of shares of the Company's Series C Preferred Stock at a price per share that is less than the Series B Conversion Price then in effect.;

                    (iv) the issuance of shares of Common Stock upon a subdivision or combination of the Common Stock for which an adjustment to the Series B Conversion Price is made pursuant to Section 4.3.5(d);

                    (v) the issuance of shares of Common Stock upon the exercise of warrants to purchase such shares outstanding as of the date of filing of these Amended and Restated Articles of Incorporation;


                                      18.

                           (vi)   the issuance of shares of Common Stock in
connection with the merger of a Subsidiary of the Corporation with and into TEAMWorks Technologies, Inc., a Massachusetts corporation; and

                           (vii)  the issuance of shares of Common Stock in
connection with the acquisition by the Corporation of substantially all of the assets of IPRS Asia (S) Pte Ltd, a Singapore corporation, and Intuit Development Limited, a Hong Kong corporation.

             (d)    Subdivision or Combination of Common Stock.  If the
                    ------------------------------------------
Corporation at any time after the filing of these Amended and Restated Articles of Incorporation subdivides (whether by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time after the filing of these Amended and Restated Articles of Incorporation combines (whether by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination will be proportionately increased.

             (e)    Reorganization, Reclassification, Consolidation, Merger or
                    ----------------------------------------------------------
Sale.  Any capital reorganization, reclassification, consolidation, merger or
- ----
sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series B Preferred Stock then outstanding) to insure that each of the holders of Series B Preferred Stock who do not exercise the redemption rights provided for in Section 4.3.4 hereof, if applicable, with respect to all or any of the shares of Series B Preferred Stock held thereby will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series B Preferred Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series B Preferred Stock then outstanding) to insure that the provisions of this Section 4.3.5 will thereafter be applicable to Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Series B Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of shares of Series B Preferred Stock, if the value so reflected is less than the Series B Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the shares of Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

             (f)    Notices.
                    -------

                    (i) Upon any adjustment of the Series B Conversion Price, the Corporation will give prompt written notice thereof to all holders of shares of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.


                                      19.

                 (ii) The Corporation will give written notice to all holders of shares of Series B Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change or Liquidation.

                (iii) The Corporation will also give written notice to the holders of shares of Series B Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which any Organic Change or Liquidation will take place.

             (g)    Reservation of Common Stock.  The Corporation shall at all
                    ---------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             (h)    Taxes and Charges.  The Corporation will pay all taxes and
                    -----------------
other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock.

             (i)    Protection of Conversion Rights.  The Corporation shall not
                    -------------------------------
amend its Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section
4.3.5 and will take all actions that may be necessary or appropriate in order to protect the rights of the holders of shares of Series B Preferred Stock to convert such shares against impairment.

             (j)    Automatic Conversion.  The shares of Series B Preferred
                    --------------------
Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price then in effect upon the closing of a Qualified Public Offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of Series B Preferred Stock, the holder of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.


                                      20.

     4.3.6  Events of Noncompliance.
            -----------------------

     (a)    Definition. An Event of Noncompliance shall be deemed to have
            ----------
occurred if:

            (i) the Corporation fails to pay accrued or declared dividends to the holders of the Series B Preferred Stock as such dividends become due and payable, and such failure continues for a period of thirty (30) days after notice from any holder of Series B Preferred Stock of such failure;

            (ii) the Corporation fails to redeem any shares of the Series B Preferred Stock which it is obligated to redeem hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, and such failure continues for a period of two (2) days after notice from any holder of Series B Preferred Stock of such failure;

            (iii) the Corporation breaches or otherwise fails to perform or observe, in any material respect, any other material covenant or material agreement set forth herein or in the Series B Purchase Agreement; provided, that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (iii) until such breach or failure has continued for a period of ninety (90) days after notice from any holder of Series B Preferred Stock of such breach or failure if the Corporation (a) establishes (to the reasonable satisfaction of the holders of a majority of the Series B Preferred Stock then outstanding) that (1) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any Subsidiary, (2) the cure of such breach or failure is possible, and (3) the Corporation has exercised, and continues to exercise, its best efforts to expeditiously cure the Event of Noncompliance and (b) gives prompt notice of such breach or failure to each holder of Series B Preferred Stock as soon as the Corporation learns of, or should reasonably have learned of, such breach or failure;

            (iv) any default or the happening of any other event shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Corporation or any Subsidiary may be issued, the effect of which is the acceleration of the maturity of Indebtedness of the Corporation outstanding thereunder which, in the aggregate, equals or exceeds $500,000;

            (v) a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Material Subsidiary or of all or any of the assets of any of them, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation or any Material Subsidiary; or any of the material assets of any of them is sequestered by court order and such order remains in effect for more than sixty (60) days after such filing;

            (vi) the Corporation or any Material Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

            (vii) the Corporation or any Material Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Material Subsidiary, or all or any part of the property of any of them; or

            (viii) any representation or warranty contained in the Series B Purchase Agreement or required to be furnished to any holder of Series B Preferred Stock pursuant to the Series B Purchase Agreement was false, inaccurate or misleading on the date or dates made or furnished, which Event of Noncompliance could be material to a holder's investment in the Series B Preferred Stock, provided
                                      21.

a holder of Series B Preferred Stock would be entitled to pursue a claim against the Corporation with respect to such representation or warranty pursuant to
Section 9.2 of the Series B Purchase Agreement.

     (b)    Election of Directors.
            ---------------------

            (i) If at any time there has occurred and is continuing an Event of Noncompliance, the holders of Series B Preferred Stock and Series C Preferred Stock shall have the exclusive and special right (in addition to any other voting rights), voting together as a single class, to elect, at any annual meeting of stockholders, at a special meeting held in place thereof, at a special meeting of the holders of Series B Preferred Stock and Series C Preferred Stock called as hereinafter provided or by written consent, a majority of the members of the Board of Directors.

            (ii) At any time after an Event of Noncompliance has occurred and is continuing, the secretary of the Corporation may and, upon written request of holders of record of at least 20% of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) addressed to such secretary at the principal executive offices of the Corporation shall, call a special meeting of the holders of Series B Preferred Stock and Series C Preferred Stock for the purpose of electing such members of the Board of Directors, such meeting to be held at the registered office of the Corporation, or such other place as such request shall specify, as soon as practicable after the receipt of such request, upon the notice provided by law and the bylaws of the Corporation for the holding of special meetings of stockholders. If such special meeting shall not be called by the secretary within 3 days after receipt of such request, then the holders of record of at least 20% of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) may designate in writing one of their number to call such a meeting at the place designated by such holders and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the Corporation for such purpose.

            (iii) At any meeting at which the holders of Series B Preferred Stock and Series C Preferred Stock shall be entitled to elect a majority of the members of the Board of Directors as provided above, the holders of a majority of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) present in person or by proxy shall constitute a quorum for the election of such directors, and the vote of the holders of shares representing a majority of the shares of Series B Preferred Stock and Series C Preferred Stock so present, voting together as a single class, at any such meeting at which there shall be such a quorum shall be sufficient to elect such directors. The election of such directors shall automatically increase the number of members of the Board of Directors by the number of directors so elected. Therefore, the number of additional directors to be elected by such holders shall be equal to the total number of directors immediately prior to such election, plus one (e.g., if there were five directors, the number of additional directors would be six). The persons so elected as directors by the holders of Series B Preferred Stock and Series C Preferred Stock shall hold office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until there shall be no existing Event of Noncompliance. Upon there ceasing to be any existing Event of Noncompliance or at such time as there are no outstanding shares of Series B Preferred Stock or Series C Preferred Stock, any directors so elected by the holders of Series B Preferred Stock and Series C Preferred Stock shall forthwith cease to be directors of the Corporation, and the number of directorships shall automatically be reduced accordingly. If a vacancy occurs in a directorship elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, a successor may be appointed by the remaining directors or director so elected by the holders of Series B Preferred Stock and the holders of Series C Preferred Stock.

            (iv) At any meeting at which the holders of Series B Preferred Stock and Series C Preferred Stock, shall be entitled to elect the majority of the members of the Board of Directors as

                                      22.

provided above, or any adjournment thereof, (A) the absence of a quorum of the holders of Series B Preferred Stock and Series C Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, (B) the absence of a quorum of the holders of classes or series of stock entitled to elect directors other than those elected by the holders of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, shall not prevent the election of the directors to be elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, (C) in the absence of a quorum of the holders of Series B Preferred Stock and Series C Preferred Stock, the holders of shares representing a majority of the shares of either Series B Preferred Stock or the Series C Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, voting together as a single class, without notice other than announcement at the meeting, until a quorum shall be present, and (D) in the absence of a quorum of the holders of the classes or series of stock entitled to elect directors other than those elected by the holders of Series B Preferred Stock and Series C Preferred Stock, the holders of a majority of such classes or series present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

            (v) At any time after the holders of Series B Preferred Stock and Series C Preferred Stock shall have become entitled to elect a majority of the Board of Directors pursuant to this Section 4.3.6, such holders may do so by a consent in writing setting forth the action so taken, and signed by the holders of shares representing a majority of the shares of Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class.

     (c)    Redemption of Series B Preferred Stock. In addition to the rights
            --------------------------------------
set forth in paragraph (b) of this Section 4.3.6, if at any time there has occurred and is continuing an Event of Noncompliance, the holders of 70% of the shares of Series B Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series B Preferred Stock owned by such holders at a price per share equal to the Series B Liquidation Price. The Corporation will give prompt written notice of such election to the other holders of Series B Preferred Stock (but in any event within 10 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series B Preferred Stock by giving written notice thereof to the Corporation within 30 days after receipt of the Corporation's notice. The Corporation will redeem all Series B Preferred Stock as to which rights under this paragraph have been exercised at the Series B Liquidation Price within 45 days after receipt of the initial demand for redemption on the terms and conditions provided in Section 4.3.4 for a redemption of Series B Preferred Stock.

     (d)    Other Rights. If an Event of Noncompliance exists each holder of
            ------------
shares of Series B Preferred Stock shall also have any other rights to which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     (e)    Delays or Omissions. No failure to exercise or delay in the exercise
            -------------------
of any right, power or remedy accruing to any holder of Series B Preferred Stock upon any Event of Noncompliance hereunder shall impair such right, power or remedy of such holder or shall it be construed to be a waiver of any such Event of Noncompliance, or an acquiescence therein, or of or in any similar Event of Noncompliance thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any Event of Noncompliance theretofore or thereafter occurring.

     4.3.7  Cancellation of Series B Preferred Stock.  No share or shares of
            ----------------------------------------
Series B Preferred Stock acquired by the Corporation by reason of redemption, conversion or otherwise shall be reissued, and

                                      23.

all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

             4.3.8  Miscellaneous.
                    -------------

             (a)    Notices. Except as otherwise expressly provided hereunder,
                    -------
all notices referred to in this Section 4.3 shall be in writing and shall be delivered personally or by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier services, charges prepaid, and shall be deemed to have been given when personally delivered to such holder, one (1) business day after the same is delivered to such an overnight courier service, charges prepaid, or three (3) business days after the same has been so deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to the Corporation, at its principal executive offices and (ii) to any holder of Series B Preferred Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

             (b)  Registration of Transfer. The Corporation shall keep at its
                  ------------------------
principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series B Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

             (c)  Replacement of Certificates. Upon receipt of evidence
                  ---------------------------
reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate.

             (d)  Amendment and Waiver. No amendment, modification or waiver
                  --------------------
shall be binding or effective with respect to any provision of Section 4.3 or
4.5 hereof, and no change in the terms of such Sections may be accomplished by merger or consolidation of the Corporation with another corporation or entity, without the prior written consent of the holders of a majority of the shares of Series B Preferred Stock outstanding at the time such action is taken.

SECTION IV.  SERIES C PREFERRED STOCK
             ------------------------

             4.4.1  Voting Rights.
                    -------------

             (a) Except as otherwise required by law or expressly provided herein, each share of Series C Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock is then convertible pursuant to the provisions hereof, assuming for this purpose only that shares of Series C Preferred Stock are convertible into fractional shares, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                                      24.

Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock shall vote together and not as separate classes.

     (b) The holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled, voting together as a single class, to elect two directors of the Corporation at each annual election of directors by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class as hereinbefore described, shall be entitled to elect the remaining directors of the Corporation. In the case of a vacancy in the office of the director elected by the holders of the Series B Preferred Stock and Series C Preferred Stock, voting together as a single class as hereinbefore described, such vacancy may be filled by the holders of a majority of the Series B Preferred Stock and Series C Preferred Stock at a special meeting of the holders of the Series B Preferred Stock and Series C Preferred Stock duly called for that purpose or pursuant to a written consent of such stockholders. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, voting together as a single class as hereinbefore described, the remaining directors so elected by the class may, by the affirmative vote of a majority thereof (or the remaining director so elected if there be but one), elect a successor or successors to hold office of the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class of stock (with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and Common Stock being treated as a single class (voting as hereinbefore described) and the Series B Preferred Stock and Series C Preferred Stock, together, being treated as another class (voting as hereinbefore described)) may be removed either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the class of stock who elected such director or directors, given either at a special meeting of such stockholders duly called for the purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at such meeting or pursuant to such written consent.

     4.4.2  Dividend Rights.  In the event any dividend or other distribution
            ---------------
payable in cash or other property is declared on the Common Stock (other than dividends payable solely in shares of Common Stock), each holder of shares of Series C Preferred Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received if on such record date such holder was the holder of record of the number (including any fraction) of shares of Common Stock into which the shares of Series C Preferred Stock then held by such holder are then convertible. Except as set forth in this Section 4.4.2, dividends shall be paid on the Series C Preferred Stock if, as and when declared by the Board of Directors of the Corporation and shall not be cumulative.

     4.4.3  Liquidation Rights.
            ------------------

     (a) In the event of any Liquidation, each holder of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to the Series C Liquidation Price per share of Series C Preferred Stock held by such holder. If upon any Liquidation, the assets to be distributed to the stockholders of the Corporation shall be insufficient to permit the payment in full to such stockholders of the aforesaid preferential amounts and the payment in full of the preferential amounts payable to the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to Sections 4.2.3 and 4.3.3 hereof, then all of the assets of the Corporation available for distribution to the holders of Series A Preferred Stock, Series B

                                      25.

Preferred Stock and Series C Preferred Stock shall be distributed to such holders ratably in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     (b) After the payment or the setting aside for such payment of the preferential amounts payable upon a Liquidation to the holders of Series C Preferred Stock hereunder and to the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to Sections 4.2.3 and 4.3.3 hereof, all of the remaining assets of the Corporation, if any, shall be distributed to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based upon the number of shares of Common Stock then held by such holders and the number (including any fraction) of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held by such holders are then convertible (the "Series C Liquidation Participation Rights"). The Series C Liquidation Participation Rights set forth in this paragraph (b) shall terminate upon the closing of a Public Offering.

     (c) If any of the assets of the Corporation are to be distributed other than in cash under this Section 4.4.3 or for any other purpose, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series C Preferred Stock of the appraiser's valuation.

     (d) For purposes of this Section 4.4.3, the merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, or a sale of all or substantially all of the assets of the Corporation, shall not be treated as a Liquidation.

     (e) Nothing contained in this Section 4.4.3 shall be deemed to prevent any holder of Series C Preferred Stock from exercising such holder's right of conversion pursuant to Section 4.4.5 hereof with respect to any share of Series C Preferred Stock at any time prior to the Liquidation, including the giving of any notice of such Liquidation.

     4.4.4  Redemption.
            ----------

     (a) (i) Any holder of Series C Preferred Stock may elect to require the Corporation to redeem, at any time on or after November 1, 1998, the number of shares of Series C Preferred Stock equal to such holder's First Redemption Number at a price per share equal to the Series C Liquidation Price by giving written notice to the Corporation of such election (a "First Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series C Liquidation Price, a number of shares of Series C Preferred Stock equal to such holder's First Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's First Election Notice (a "First Redemption Date"). The Corporation shall give prompt notice of any election to require the Corporation to redeem shares of Series C Preferred Stock to all holders of Series C Preferred Stock within 5 days of receipt of any First Election Notice.

            (ii) A holder of Series C Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 1999, the number of shares of Series C Preferred Stock equal to such holder's Second Redemption Number at a price per share equal to the Series C Liquidation Price by giving written notice to the Corporation of such election (a "Second Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a

                                      26.

price per share equal to the Series C Liquidation Price, a number of shares of Series C Preferred Stock equal to such holder's Second Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Second Election Notice (a "Second Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series C Preferred Stock to all other holders of Series C Preferred Stock within 5 days of receipt of any Second Election Notice. For purposes of this paragraph (ii), if a Person acquires any shares of Series C Preferred Stock from a prior holder at any time after such prior holder's First Redemption Date but prior to such prior holder's Second Redemption Date, then such Person's First Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's First Redemption Date and a number of shares of Series C Preferred Stock equal to such prior holder's First Redemption Number shall be deemed to have been redeemed on such prior holder's First Redemption Date.

            (iii) A holder of Series C Preferred Stock may elect to require the Corporation to redeem from such holder, at any time on or after November 1, 2000, the number of shares of Series C Preferred Stock equal to such holder's Third Redemption Number at a price per share equal to the Series C Liquidation Price by giving written notice to the Corporation of such election (a "Third Election Notice"). Upon receipt of such election, the Corporation shall be obligated to redeem from such holder, at a price per share equal to the Series C Liquidation Price, a number of shares of Series C Preferred Stock equal to such holder's Third Redemption Number on a date selected by the Corporation, which date is within 60 days of receipt of such holder's Third Redemption Notice (a "Third Redemption Date"). The Corporation shall give prompt written notice of any election to require the Corporation to redeem shares of Series C Preferred Stock to all other holders of Series C Preferred Stock within 5 days of receipt of any Third Election Notice. For purposes of this paragraph (iii), if a Person acquires any shares of Series C Preferred Stock from a prior holder at any time after such prior holder's Second Redemption Date but prior to such prior holder's Third Redemption Date, then such prior holder's Third Redemption Date with respect to such shares shall be deemed to have occurred on such prior holder's Second Redemption Date and a number of shares of Series C Preferred Stock equal to such Person's Second Redemption Number shall be deemed to have been redeemed on such prior holder's Second Redemption Date.

            (iv) The Corporation shall be obligated to redeem on the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be, from the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock making elections pursuant to Section 4.2.4(a), 4.3.4(a) or 4.4.4(a), respectively, the aggregate number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock specified in elections pursuant to Section 4.2.4(a), 4.3.4(a) and 4.4.4(a), respectively, received by the Corporation at least 30 days prior to the First Redemption Date, the Second Redemption Date or the Third Redemption Date, as the case may be.

     (b) Not fewer than 20 days nor more than 35 days prior to any Redemption Date, written notice (the "Redemption Notice") shall be given to each holder of record of the Series C Preferred Stock to be redeemed on such date. The Redemption Notice shall state: (i) the number of shares of the Series C Preferred Stock being redeemed from each such holder on such Redemption Date;
(ii) the Redemption Date and the Series C Liquidation Price; and (iii) that the holder is to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     (c) On or before such Redemption Date, each holder of shares of Series C Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series C Liquidation Price for such shares shall be payable in immediately available funds to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not

                                      27.

being redeemed, the Corporation shall cause certificates representing Series C Preferred Stock which are not being redeemed to be issued and registered in the name of the person whose name appears as the owner on the surrendered certificates and deliver such certificates to such persons.

     (d) If the Redemption Notice shall have been duly given, and if on the Redemption Date the Series C Liquidation Price is either paid or made available for payment through the deposit arrangement specified in subsection (e) below, then notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock shall not have been surrendered, the dividends with respect to such shares, if any, shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after such Redemption Date terminate, except only the right of the holders to receive the Series C Liquidation Price upon surrender of their certificate or certificates therefor (and a certificate for the balance of such shares evidenced by such surrendered certificates which are not being redeemed).

     (e) On or prior to any Redemption Date, the Corporation shall deposit with any bank or trust company in Chicago, Illinois or Denver, Colorado, having a capital and surplus of at least $50,000,000 as a trust fund, a sum equal to the aggregate Series C Liquidation Price of all shares of Series C Preferred Stock being redeemed for redemption on such Redemption Date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Series C Liquidation Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Series C Liquidation Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of two years from such Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Series C Liquidation Price only from the Corporation.

     (f) If the funds of the Corporation legally available therefor shall be insufficient to discharge such redemption requirement in full, funds to the extent legally available for such purpose shall be set aside in the place specified in the Redemption Notice. The maximum number of full shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that can be redeemed with such funds shall be redeemed from the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably based on the aggregate Series A Liquidation Price, Series B Liquidation Price and Series C Liquidation Price, respectively, of the shares to be redeemed from such holders. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock, shares of Series B Preferred Stock and shares of Series C Preferred Stock ratably as set forth above from the holders of such shares as funds legally available therefor become available and supplementary redemption notices containing information similar to the Redemption Notice shall be delivered to holders of Series C Preferred Stock. Such supplementary Redemption Notices shall specify supplementary Redemption Dates which shall be not less than 30 nor more than 60 days after the date of such notice.

     (g) The Corporation shall not, and shall not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series C Preferred Stock other than pursuant to the terms of this Section or pursuant to an offer made on the equivalent terms to all holders of Series C Preferred Stock at the time outstanding.

     (h) In addition to the redemption rights set forth in paragraph (a) of this Section 4.4.4, the holders of Series C Preferred Stock shall have the following redemption rights:

                                      28.

            (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series C Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of shares of Series C Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series C Preferred Stock owned by such holder or holders at a price per share equal to the Series C Liquidation Price by giving written notice to the Corporation of such election prior to the later of (a) 30 days after receipt of the Corporation's notice and
(b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series C Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to elect (by giving written notice to the Corporation) to require the Corporation to redeem, at a price per share equal to the Series C Liquidation Price, all or any portion of the shares of Series C Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series C Preferred Stock specified therein on the later of
(a) the occurrence of the Change in Ownership or (b) 90 days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Preferred Stock as of the date of the Series C Purchase Agreement and their Affiliates) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

            (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series C Preferred Stock not more than 45 days nor less than 30 days prior to the consummation thereof (the "Initial Redemption Notice"). The holder or holders of the Series C Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series C Preferred Stock owned by such holder or holders at a price per share equal to the Series C Liquidation Price by giving written notice to the Corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 30 days after receipt of the Initial Redemption Notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series C Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until ten days after the receipt of such notice to elect (by written notice given to the Corporation) require the Corporation to redeem, at a price per share equal to the Series C Liquidation Price, all or any portion of the Series C Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series C Preferred Stock specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation, or of the Corporation and its Subsidiaries on a consolidated basis, in any transaction or series of transactions and (b) any merger or consolidation to which the Corporation is a party, except for (i) a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors after such merger or (ii) a merger of the Corporation into a newly-formed corporation organized under the General Corporation Law of the State of Delaware that does not have any material liabilities or obligations in which the certificate of incorporation of the surviving corporation immediately after such merger is identical in all material respects

                                      29.

to the Articles of Incorporation of the Corporation immediately prior to such merger and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to such merger shall own all of the surviving corporation's outstanding capital stock possessing voting power after such merger.

     (i) Nothing contained in this Section 4.4.4 shall be deemed to prevent any holder of Series C Preferred Stock from exercising such holder's right of conversion pursuant to Section 4.4.5 hereof with respect to any share of Series C Preferred Stock at any time prior to the redemption of shares of Series C Preferred Stock, including the giving of any notice of such redemption.

     (j) The Corporation shall give each holder of Series C Preferred Stock prompt notice of any election by a holder or holders of Series A Preferred Stock or Series B Preferred Stock to require the Corporation to redeem shares of Series A Preferred Stock or Series B Preferred Stock pursuant to Sections 4.2.4 or 4.3.4 hereof, respectively, within 5 days of receipt of any such election.

     4.4.5  Conversion.
            ----------

     (a)    Conversion Procedure.
            --------------------

            (i) Any holder of shares of Series C Preferred Stock may at any time convert all or any number of such shares held by such holder into a number of shares of Common Stock computed by multiplying the number of such shares to be converted by $3.40 (such amount to be adjusted proportionately after the date of the filing of these Amended and Restated Articles of Incorporation in the event the shares of Series C Preferred Stock are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise)) and dividing the result by the Series C Conversion Price then in effect.

            (ii) Each conversion of shares of Series C Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Series C Preferred Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

            (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subsection (A) and (C) below), the Corporation will deliver to the converting holder:

                   (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                   (B) payment in an amount equal to all dividends, if any, owing pursuant to Section 4.4.2 or 4.4.6 hereof with respect to each share converted which have not been paid prior thereto plus the amount payable under subsection (vii) below with respect to such conversion; and

                   (C) a certificate representing any shares of Series C Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                                      30.

            (iv) If for any reason the Corporation is unable to pay any dividends owing pursuant to Section 4.4.2 or Section 4.4.6, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation will provide such holder with written evidence of its obligation to such holder.

            (v) The issuance of certificates for shares of Common Stock upon conversion of shares of Series C Preferred Stock will be made without charge to the holders of such shares of Series C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series C Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

            (vi) The Corporation will not close its books against the transfer of shares of Series C Preferred Stock or of Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock in any manner which interferes with the timely conversion of shares of Series C Preferred Stock.

            (vii) If any fractional interest in a share of Common Stock would, except for the provisions of this subsection (vii), be deliverable upon any conversion of shares of Series C Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion. "Market Price" of any security means the average of the closing
             ------------
prices of such security's sales on all recognized securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York local time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any recognized securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Price" will be the fair value thereof reasonably determined in good faith by a majority of the disinterested directors of the Board of Directors of the Corporation.

     (b)    Conversion Price.
            ----------------

            (i) The initial Series C Conversion Price for Series C Preferred Stock will be $3.40. In order to prevent dilution of the conversion rights granted under this Section 4.4.5, the Series C Conversion Price will be subject to adjustment from time to time pursuant to this Section 4.4.5. Notwithstanding anything herein to the contrary, the Series C Conversion Price shall in no event be adjusted to greater than $3.40 (such amount to be adjusted proportionately after the date of the filing of these Amended and Restated Articles of Incorporation in the event shares of Series C Preferred Stock are subdivided into a greater number (whether by stock split, stock dividend or otherwise) or combined into a lesser number (whether by reverse stock split or otherwise)).

            (ii) If and whenever on or after the original date of issuance of shares of Series C Preferred Stock the Corporation issues or sells, or in accordance with Section 4.4.5(c) is deemed to have issued or sold, any share of its Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue

                                      31.

or sale, or deemed issuance or sale, the Series C Conversion Price will be reduced, in order to increase the number of shares of Common Stock into which Series C Preferred Stock is convertible, to that price per share determined by multiplying the Series C Conversion Price in effect immediately prior to such issuance or sale, or deemed issuance or sale, by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance or deemed issuance of such Common Stock, plus
(B) the number of shares of Common Stock then issuable upon conversion of the shares of Preferred Stock outstanding immediately prior to the issuance or deemed issuance of such Common Stock, plus (C) the number of shares of Common Stock then issuable upon conversion or exercise of the Convertible Securities (other than Preferred Stock) or Options (as such terms are hereinafter defined) outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (D) the number of shares of Common Stock which the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold or deemed issued or sold would purchase at the Series C Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, and (y) the denominator of which shall be the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (B) the number of shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (C) the number of shares of Common Stock then issuable upon conversion or exercise of the Convertible Securities (other than Preferred Stock) or Options (as such terms are hereinafter defined) outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (D) the number of such shares of Common Stock so issued or sold or deemed issued or sold; provided, however, that additional shares of Common Stock issued or sold (or deemed issued or sold) without consideration shall be deemed to have been issued or sold for $.001 per share.

     (c)    Effect on Series C Conversion Price of Certain Events. For purposes
            -----------------------------------------------------
of determining the adjusted Series C Conversion Price under Section 4.4.5(b), the following will be applicable:

            (i)  Issuance of Options. If the Corporation in any manner grants
                 -------------------
any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series C Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (ii)  Issuance of Convertible Securities. If the Corporation in any
                  ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or

                                      32.

exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Conversion Price had been or are to be made pursuant to other provisions of this Section 4.4.5, no further adjustment of the Series C Conversion Price will be made by reason of such issue or sale.

            (iii)  Change in Option Price or Conversion Rate. If the purchase
                   -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this Section 4.4.5, the Series C Conversion Price in effect at the time of such change will be readjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Series C Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of shares of Series C Preferred Stock (except no notice need be given and no delay in such adjustment shall occur if such adjustment is made pursuant to the terms of such Options or Convertible Securities upon their original issuance).

            (iv)  Treatment of Expired Options and Unexercised Convertible
                  --------------------------------------------------------
Securities. Upon the expiration of any Option or the termination of any right to
- ----------
convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Conversion Price then in effect hereunder will be adjusted to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (v)  Calculation of Consideration Received. If any Common Stock,
                 -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be reasonably determined in good faith by the Board of Directors of the Corporation.

            (vi)  Integrated Transactions. In case any Option is issued in
                  -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in

                                      33.

which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

     (vii)    Treasury Shares. The number of shares of Common Stock outstanding
              ---------------
at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

     (viii)   Record Date. If the Corporation takes a record of the holders of
              -----------
Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then for purposes of this Section 4.4.5 such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (ix)     Certain Events. If any event occurs of the type contemplated by
              --------------
the provisions of this Section 4.4.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock or capital appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors of the Corporation shall make an appropriate adjustment in the Series C Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided that no such adjustment shall increase the Series C Conversion Price as otherwise determined pursuant to this
Section 4.4.5 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock.

     (x)      Certain Exceptions. Anything herein to the contrary
              ------------------
notwithstanding, no adjustment will be made to the Series C Conversion Price by reason of:

              (i) the issuance of shares of Common Stock upon exercise of options outstanding on the date of filing of these Amended and Restated Articles of Incorporation;

              (ii) the issuance of shares of Common Stock, or options or warrants to purchase shares of Common Stock, to employees, officers, directors or consultants of the Corporation, or any Subsidiary, pursuant to the Optika Imaging Systems, Inc. 1992 Stock Plan, the Optika Imaging Systems, Inc. Amended and Restated 1994 Stock Option/Stock Issuance Plan, any successor, predecessor or amended plan or otherwise (including, without limitation, any options or warrants issued to employees, officers, directors or consultants of a corporation being merged with or into the Corporation, or any Subsidiary, which are assumed in connection with such merger), provided (A) that the issuance of such shares or options or warrants has been approved by a majority of the entire Board of Directors of the Corporation or by the members of a committee of the Board of Directors duly authorized by the Board of Directors to grant such options or warrants and (B) that the number of shares of Common Stock issued pursuant to this clause (ii) and the number of shares of Common Stock issuable upon exercise of such options or warrants issued pursuant to this clause (ii) does not exceed, in the aggregate, 2,790,000 (such number to be proportionately adjusted after the date of the filing of these Amended and Restated Articles of Incorporation in the event the Common Stock is subdivided (whether by stock split, stock dividend or otherwise) into a greater number or combined (whether by reverse stock split or otherwise) into a lesser number), net of options or warrants which expire or terminate, or are cancelled, prior to exercise without the payment of consideration, directly or indirectly, to the holder or holders thereof by or on behalf of the Corporation;

              (iii) the issuance of shares of Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock;

                                      34.

            (iv) the issuance of shares of Common Stock upon a subdivision or combination of the Common Stock for which an adjustment to the Series C Conversion Price is made pursuant to Section 4.4.5(d);

            (v) the issuance of shares of Common Stock upon the exercise of warrants to purchase such shares outstanding as of the date of filing of these Amended and Restated Articles of Incorporation;

            (vi) the issuance of shares of Common Stock in connection with the merger of a Subsidiary of the Corporation with and into TEAMWorks Technologies, Inc., a Massachusetts corporation; and

            (vii) the issuance of shares of Common Stock in connection with the acquisition by the Corporation of substantially all of the assets of IPRS Asia
(S) Pte Ltd, a Singapore corporation, and Intuit Development Limited, a Hong Kong corporation.

     (d)    Subdivision or Combination of Common Stock. If the Corporation at
            ------------------------------------------
any time after the filing of these Amended and Restated Articles of Incorporation subdivides (whether by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series C Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time after the filing of these Amended and Restated Articles of Incorporation combines (whether by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately prior to such combination will be proportionately increased.

     (e)    Reorganization, Reclassification, Consolidation, Merger or Sale. Any
            ---------------------------------------------------------------
capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series C Preferred Stock then outstanding) to insure that each of the holders of Series C Preferred Stock who do not exercise the redemption rights provided for in Section 4.4.4 hereof, if applicable, with respect to all or any of the shares of Series C Preferred Stock held thereby will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Series C Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series C Preferred Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series C Preferred Stock then outstanding) to insure that the provisions of this Section 4.4.5 will thereafter be applicable to Series C Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Series C Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of shares of Series C Preferred Stock, if the value so reflected is less than the Series C Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the shares of Series C Preferred Stock then outstanding), the obligation to deliver to
                                      35.

each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (f)  Notices.
          -------

          (i) Upon any adjustment of the Series C Conversion Price, the Corporation will give prompt written notice thereof to all holders of shares of Series C Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Corporation will give written notice to all holders of shares of Series C Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or
(C) for determining rights to vote with respect to any Organic Change or Liquidation.

          (iii) The Corporation will also give written notice to the holders of shares of Series C Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which any Organic Change or Liquidation will take place.

     (g)  Reservation of Common Stock. The Corporation shall at all times
          ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (h)  Taxes and Charges.  The Corporation will pay all taxes and other
          -----------------
governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock.

     (i)  Protection of Conversion Rights.  The Corporation shall not amend its
          -------------------------------
Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section
4.4.5 and will take all actions that may be necessary or appropriate in order to protect the rights of the holders of shares of Series C Preferred Stock to convert such shares against impairment.

     (j)  Automatic Conversion.  The shares of Series C Preferred Stock shall
          --------------------
automatically be converted into shares of Common Stock at the Series C Conversion Price then in effect upon the closing of a Qualified Public Offering without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series C Preferred Stock being converted are either delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of Series C Preferred Stock, the holder of such

                                      36.

Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

     4.4.6  Events of Noncompliance.
            -----------------------

     (a)    Definition. An Event of Noncompliance shall be deemed to have
            ----------
occurred if:

            (i) the Corporation fails to pay accrued or declared dividends to the holders of the Series C Preferred Stock as such dividends become due and payable, and such failure continues for a period of thirty (30) days after notice from any holder of Series C Preferred Stock of such failure;

            (ii) the Corporation fails to redeem any shares of the Series C Preferred Stock which it is obligated to redeem hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, and such failure continues for a period of two (2) days after notice from any holder of Series C Preferred Stock of such failure;

            (iii) the Corporation breaches or otherwise fails to perform or observe, in any material respect, any other material covenant or material agreement set forth herein or in the Series C Purchase Agreement; provided, that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (iii) until such breach or failure has continued for a period of ninety (90) days after notice from any holder of Series C Preferred Stock of such breach or failure if the Corporation (a) establishes (to the reasonable satisfaction of the holders of a majority of the Series C Preferred Stock then outstanding) that (1) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the Corporation or any Subsidiary, (2) the cure of such breach or failure is possible, and (3) the Corporation has exercised, and continues to exercise, its best efforts to expeditiously cure the Event of Noncompliance and (b) gives prompt notice of such breach or failure to each holder of Series C Preferred Stock as soon as the Corporation learns of, or should reasonably have learned of, such breach or failure;

            (iv) any default or the happening of any other event shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Corporation or any Subsidiary may be issued, the effect of which is the acceleration of the maturity of Indebtedness of the Corporation outstanding thereunder which, in the aggregate, equals or exceeds $500,000;

            (v) a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Material Subsidiary or of all or any of the assets of any of them, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation or any Material Subsidiary; or any of the material assets of any of them is sequestered by court order and such order remains in effect for more than sixty (60) days after such filing;

            (vi) the Corporation or any Material Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

            (vii) the Corporation or any Material Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as

                                      37.

they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Material Subsidiary, or all or any part of the property of any of them; or

            (viii) any representation or warranty contained in the Series C Purchase Agreement or required to be furnished to any holder of Series C Preferred Stock pursuant to the Series C Purchase Agreement was false, inaccurate or misleading on the date or dates made or furnished, which Event of Noncompliance could be material to a holder's investment in the Series C Preferred Stock, provided a holder of Series C Preferred Stock would be entitled to pursue a claim against the Corporation with respect to such representation or warranty pursuant to Section 10.2 of the Series C Purchase Agreement.

     (b)    Election of Directors.
            ---------------------

            (i) If at any time there has occurred and is continuing an Event of Noncompliance, the holders of Series B Preferred Stock and Series C Preferred Stock shall have the exclusive and special right (in addition to any other voting rights), voting together as a single class, to elect, at any annual meeting of stockholders, at a special meeting held in place thereof, at a special meeting of the holders of Series B Preferred Stock and Series C Preferred Stock called as hereinafter provided or by written consent, a majority of the members of the Board of Directors.

            (ii) At any time after an Event of Noncompliance has occurred and is continuing, the secretary of the Corporation may and, upon written request of holders of record of at least 20% of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) addressed to such secretary at the principal executive offices of the Corporation shall, call a special meeting of the holders of Series B Preferred Stock and Series C Preferred Stock for the purpose of electing such members of the Board of Directors, such meeting to be held at the registered office of the Corporation, or such other place as such request shall specify, as soon as practicable after the receipt of such request, upon the notice provided by law and the bylaws of the Corporation for the holding of special meetings of stockholders. If such special meeting shall not be called by the secretary within 3 days after receipt of such request, then the holders of record of at least 20% of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) may designate in writing one of their number to call such a meeting at the place designated by such holders and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the Corporation for such purpose.

            (iii) At any meeting at which the holders of Series B Preferred Stock and Series C Preferred Stock shall be entitled to elect a majority of the members of the Board of Directors as provided above, the holders of a majority of the shares of the Series B Preferred Stock and Series C Preferred Stock then outstanding (counted together as a single group) present in person or by proxy shall constitute a quorum for the election of such directors, and the vote of the holders of shares representing a majority of the shares of Series B Preferred Stock and Series C Preferred Stock so present, voting together as a single class, at any such meeting at which there shall be such a quorum shall be sufficient to elect such directors. The election of such directors shall automatically increase the number of members of the Board of Directors by the number of directors so elected. Therefore, the number of additional directors to be elected by such holders shall be equal to the total number of directors immediately prior to such election, plus one (e.g., if there were five directors, the number of additional directors would be six). The persons so elected as directors by the holders of Series B Preferred Stock and Series C Preferred Stock shall hold office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until there shall be no existing Event of Noncompliance. Upon there ceasing to be any existing Event of Noncompliance or at such time as there are no outstanding shares of Series B Preferred Stock or Series C Preferred Stock, any directors so elected by the holders of Series B Preferred Stock and Series C Preferred Stock shall forthwith cease to be directors of the Corporation, and the number of directorships shall

                                      38.

automatically be reduced accordingly. If a vacancy occurs in a directorship elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, a successor may be appointed by the remaining directors or director so elected by the holders of Series B Preferred Stock and the holders of Series C Preferred Stock.

            (iv) At any meeting at which the holders of Series B Preferred Stock and Series C Preferred Stock, shall be entitled to elect the majority of the members of the Board of Directors as provided above, or any adjournment thereof, (A) the absence of a quorum of the holders of Series B Preferred Stock and Series C Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, (B) the absence of a quorum of the holders of classes or series of stock entitled to elect directors other than those elected by the holders of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, shall not prevent the election of the directors to be elected by the holders of Series B Preferred Stock and Series C Preferred Stock voting together as a single class, (C) in the absence of a quorum of the holders of Series B Preferred Stock and Series C Preferred Stock, the holders of shares representing a majority of the shares of either Series B Preferred Stock or the Series C Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, voting together as a single class, without notice other than announcement at the meeting, until a quorum shall be present, and (D) in the absence of a quorum of the holders of the classes or series of stock entitled to elect directors other than those elected by the holders of Series B Preferred Stock and Series C Preferred Stock, the holders of a majority of such classes or series present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

            (v) At any time after the holders of Series B Preferred Stock and Series C Preferred Stock shall have become entitled to elect a majority of the Board of Directors pursuant to this Section 4.4.6, such holders may do so by a consent in writing setting forth the action so taken, and signed by the holders of shares representing a majority of the shares of Series B Preferred Stock and Series C Preferred Stock then outstanding, voting together as a single class.

     (c)    Redemption of Series C Preferred Stock. In addition to the rights
            --------------------------------------
set forth in paragraph (b) of this Section 4.4.6, if at any time there has occurred and is continuing an Event of Noncompliance, the holders of 70% of the shares of Series C Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series C Preferred Stock owned by such holders at a price per share equal to the Series C Liquidation Price. The Corporation will give prompt written notice of such election to the other holders of Series C Preferred Stock (but in any event within 10 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series C Preferred Stock by giving written notice thereof to the Corporation within 30 days after receipt of the Corporation's notice. The Corporation will redeem all Series C Preferred Stock as to which rights under this paragraph have been exercised at the Series C Liquidation Price within 45 days after receipt of the initial demand for redemption on the terms and conditions provided in Section 4.4.4 for a redemption of Series C Preferred Stock.

     (d)    Other Rights. If an Event of Noncompliance exists each holder of
            ------------
shares of Series C Preferred Stock shall also have any other rights to which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     (e)    Delays or Omissions. No failure to exercise or delay in the exercise
            -------------------
of any right, power or remedy accruing to any holder of Series C Preferred Stock upon any Event of Noncompliance

                                      39.

hereunder shall impair such right, power or remedy of such holder or shall it be construed to be a waiver of any such Event of Noncompliance, or an acquiescence therein, or of or in any similar Event of Noncompliance thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any Event of Noncompliance theretofore or thereafter occurring.

     4.4.7  Cancellation of Series C Preferred Stock.  No share or shares of
            ----------------------------------------
Series C Preferred Stock acquired by the Corporation by reason of redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     4.4.8  Miscellaneous.
            -------------

     (a)    Notices. Except as otherwise expressly provided hereunder, all
            -------
notices referred to in this Section 4.4 shall be in writing and shall be delivered personally or by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier services, charges prepaid, and shall be deemed to have been given when personally delivered to such holder, one (1) business day after the same is delivered to such an overnight courier service, charges prepaid, or three (3) business days after the same has been so deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to the Corporation, at its principal executive offices and (ii) to any holder of Series C Preferred Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     (b)    Registration of Transfer. The Corporation shall keep at its
            ------------------------
principal office a register for the registration of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

     (c)  Replacement of Certificates.  Upon receipt of evidence reasonably
          ---------------------------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate.

     (d)  Amendment and Waiver.  No amendment, modification or waiver shall be
          --------------------
binding or effective with respect to any provision of Section 4.4 or 4.5 hereof, and no change in the terms of such Sections may be accomplished by merger or consolidation of the Corporation with another corporation or entity, without the prior written consent of the holders of a majority of the shares of Series C Preferred Stock outstanding at the time such action is taken.

            4.9    Definitions. As used in this Article FOURTH, the following
                   -----------
terms have the following meanings:

                                      40.

     "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 50% or more of the voting power (or in the case of a Person which is not a corporation, 50% or more of the ownership interest, beneficial or otherwise) of such Person, or the ability to otherwise direct or cause the direction of the management and policies of that Person, whether through voting power, by contract or otherwise. For purposes of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of stock of any class or classes of such Person in any election of directors of such Person.

     "First Redemption" means, with respect to any holder, the redemption of a number of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, equal to such holder's First Redemption Number pursuant to Section 4.2.4(a)(i), 4.3.4(a)(i) or 4.4.4(a)(i), respectively.

     "First Redemption Date" means, with respect to any holder, the date set for the First Redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 4.2.4(a)(i),
Section 4.3.4(a)(i) or 4.4.4(a)(i), respectively.

     "First Redemption Number" means, with respect to any holder, the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, determined by multiplying the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, held by such holder on such holder's First Redemption Date by 33-1/3% and rounding up to the nearest whole number.

     "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and
(e) renewals, extensions and refunding of any such indebtedness.

     "Material Subsidiary" means any Subsidiary that (i) owns at least 10% of the Corporation's assets, determined on a consolidated basis, (ii) generates at least 10% of the Corporation's revenue or net income, determined on a consolidated basis, or (iii) has a fair value equal to at least 10% of the fair value of the Corporation, determined on a consolidated basis.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means a firm commitment underwritten public offering of Common Stock to the public pursuant to a registration statement declared effective under the Securities Act of 1933, as

                                      41.

amended, other than an offering made in connection with a business acquisition or combination or an employee benefit plan.

     "Qualified Public Offering" means a Public Offering in which:

        (i) the pre-offering value of the Corporation, as reasonably determined in good faith by the lead managing underwriter of the offering, equals or exceeds Forty Million Dollars ($40,000,000);

        (ii) the aggregate gross proceeds received by the Corporation in such Public Offering equals or exceeds Ten Million Dollars ($10,000,000);

        (iii) upon the closing of such Public Offering, the Common Stock will be quoted on the National Association of Securities Dealers Automated Quotation System or listed on the American Stock Exchange or the New York Stock Exchange;

        (iv) the lead underwriter and the co-managing underwriter or underwriters for such Public Offering will be mutually acceptable to the Corporation and the holder or holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock; and

        (v) prior to the effective date of the registration statement for such Public Offering, at least one underwriter, which is mutually acceptable to the Corporation and the holder or holders of a majority of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, has indicated that it intends to provide research coverage for the Corporation after the Public Offering.

     "Redemption Date" means, with respect to any holder, such holder's First Redemption Date, Second Redemption Date or Third Redemption Date, or, with respect to any holder of Series B Preferred Stock or Series C Preferred Stock, the date on which the Corporation is to redeem shares of Series B Preferred Stock or Series C Preferred Stock, pursuant to paragraph (h) of Section 4.3.4 or
4.4.4 or paragraph (c) of Section 4.3.6 or 4.4.6, respectively, or, with respect to any holder of Series A Preferred Stock, the date on which the Corporation is to redeem shares of Series A Preferred Stock pursuant to paragraph (j) of
Section 4.2.4.

     "Second Redemption" means, with respect to any holder, the redemption of a number of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, equal to such holder's Second Redemption Number pursuant to Section 4.2.4(a)(ii), 4.3.4(a)(ii) or 4.4.4(a)(ii), respectively.

     "Second Redemption Date" means, with respect to any holder, the date set for the Second Redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 4.2.4(a)(ii), Section 4.3.4(a)(ii) or Section 4.4.4 (a)(ii), respectively.

     "Second Redemption Number" means, with respect to any holder, the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, determined by (i) multiplying the total number of shares of Series A Preferred Stock, Series B Preferred

                                      42.

Stock or Series C Preferred Stock, as the case may be, held by such holder on such holder's Second Redemption Date by (a) 50% if the First Redemption has been consummated in full or (b) 66-2/3% if the First Redemption has not been consummated in full and (ii) rounding up to the nearest whole number; provided, however, that such holder's Second Redemption Number shall be reduced by the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, with respect to which such holder exercises its conversion rights pursuant to Section 4.2.5, 4.3.5 or 4.4.5, respectively, during the period commencing on the date of the Redemption Notice with respect to such redemption and ending on the date of such redemption.

     "Series A Liquidation Price" means, at any time, $1.505 per share (such amount to be proportionately decreased after the date of the filing of these Amended and Restated Articles of Incorporation in the event the Series A Preferred Stock is subdivided into a greater number (whether by stock split, stock dividend or otherwise) or increased in the event the Series A Preferred Stock is combined (whether by reverse stock split or otherwise) into a lesser number) plus any dividends declared or accrued but unpaid on such share at such time.

     "Series B Liquidation Price" means, at any time, $3.9885 per share (such amount to be proportionately decreased after the date of the filing of these Amended and Restated Articles of Incorporation in the event the Series B Preferred Stock is subdivided into a greater number (whether by stock split, stock dividend or otherwise) or increased in the event the Series B Preferred Stock is combined into a lesser number (whether by reverse stock split or otherwise)) plus accrued or declared but unpaid dividends on such share at such time.

     "Series B Purchase Agreement" means that certain Series B Preferred Stock Purchase Agreement dated as of December 17, 1993, by and among the Corporation, Frontenac VI Limited Partnership and JMI Equity Fund, L.P., as such agreement has been, and may from time to time be, amended in accordance with its terms.

     "Series C Liquidation Price" means, at any time $3.40 per share (such amount to be proportionately decreased after the date of the filing of these Amended and Restated Articles of Incorporation in the event the Series C Preferred Stock is subdivided into a greater number (whether by stock split, stock dividend or otherwise) or increased in the event the Series C Preferred Stock is combined into a lesser number (whether by reverse stock split or otherwise)) plus accrued or declared but unpaid dividends on such share at such time.

     "Series C Purchase Agreement" means that certain Series C Preferred Stock Purchase Agreement by and among the Corporation, Frontenac VI Limited Partnership and JMI Equity Fund, L.P., as such agreement may from time to time be amended in accordance with its terms.

     "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     "Third Redemption" means, with respect to any holder, the redemption of a number of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, equal to such holder's Third Redemption Number pursuant to Section 4.2.4(a)(iii), Section 4.3.4(a)(iii) or Section 4.4.4(a)(iii), respectively.

                                      43.

     "Third Redemption Date" means, with respect to any holder, the date set for the Third Redemption of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to Section 4.2.4(a)(iii),
Section 4.3.4(a)(iii) or Section 4.4.4(a)(iii), respectively.

     "Third Redemption Number" means, with respect to any holder, the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, held by such holder on such holder's Third Redemption Date.

                                   ARTICLE V

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

     The number of directors of the Corporation shall be fixed from time to time by the Bylaws or a bylaw amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

     Effective upon the closing of the Corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the Corporation may not take action by written consent without a meeting but must take any actions at a duly called annual or special meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

     A director of this Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                      44.

                                   ARTICLE X

     To the fullest extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this
Article X shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

                                   ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      45.

    FOUR: The foregoing amendment has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Incorporation on July __, 1996.


                                -----------------------------------------
                                Mark K. Ruport, President


                                -----------------------------------------
                                Steven M. Johnson, Secretary


     The undersigned certify under penalty of perjury that they have read the foregoing First Amended and Restated Certificate of Incorporation and know the contents thereof, and that the statements therein are true.

     Executed in Colorado Springs, Colorado, on July __, 1996.


                                -----------------------------------------
                                Mark K. Ruport


                                -----------------------------------------
                                Steven M. Johnson

                                      46.